EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-163199, 333-156431 and 333-136955 on Form S-8 of American TonerServ Corp. and subsidiaries (the "Company") of our report dated March 31, 2010, relating to our audit of the consolidated financial statements, which appear in the Annual Report on Form 10-K of the Company for the year ended December 31, 2009.

/s/ Perry-Smith LLP

Sacramento, California

April 9, 2010